   As filed with the Securities and Exchange Commission on December 6, 2001
                                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------

                       PEDIATRIC SERVICES OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      58-1873345
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                 310 Technology Parkway, Norcross, Georgia 30092
          (Address of principal executive offices, including zip code)


        Pediatric Services of America, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                                 ---------------


        Susan E. Dignan, Esq.                                Copy to:
          General Counsel                               Thomas Wardell, Esq.
  Pediatric Services of America, Inc.                Long Aldridge & Norman LLP
       310 Technology Parkway                        303 Peachtree Street, N.E.
       Norcross, Georgia 30092                              Suite 5300
(Name and address of agent of service)               Atlanta, Georgia 30308-3201
          (404) 441-1580                                  (404) 527-4000
(Telephone number, including area
   code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of                                              Proposed                Proposed
securities                      Amount                 maximum                 maximum               Amount of
to be                            to be             offering price             aggregate            registration
registered                  registered (1)          per share (1)        offering price (1)           fee (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value
per share                      500,000                 $7.690               $3,845,000               $918.96
--------------------------------------------------------------------------------------------------------------------

(1) The offering price of the shares which may be acquired pursuant to the Pediatric Services of America, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") is not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on November 29, 2001 as quoted on the Nasdaq National Market. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Employee Stock Purchase Plan become operative. An initial 75,000 shares of Common Stock which may be acquired under the Employee Stock Purchase Plan were registered under a Registration Statement (Commission File No. 33-99936) that became effective on December 1, 1995.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

     This Registration Statement relates, in part, to an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock eligible to be purchased through the Plan from 75,000 to 575,000. An earlier Registration Statement on Form S-8 (Commission File No. 33-99936) covering 75,000 shares was effective as of December 1, 1995. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Employee Stock Purchase Plan as required by Rule 428(b)(1) of the Securities Act. These documents are not being filed with the Securities and Exchange Commission as a part of this Registration Statement in accordance with Rule 428(b) and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Pediatric Services of America, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001; and

         (2) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A (SEC File No. 0-23946) as declared effective by the Commission on June 3, 1994, including all amendments or reports filed for the purpose of updating such description.

         In addition, all reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and made a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation and Article VI, Section 4 of the Company's Amended and Restated Bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a person for whom he is a legal representative, is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, employee or agent of another entity, including employee benefit plans) will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as it currently exists or is later amended. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of the Company.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigation action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Article Seventh of the Company's Amended and Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction in which the director derived an improper personal benefit.

         The Company maintains directors and officers liability insurance that will insure against liabilities that directors or officers of the Company may incur in such capacities.

ITEM 8.  EXHIBITS

         Pursuant to the instructions to Item 8 of Form S-8, no opinion of counsel as to the legality of the securities being registered is required because the shares are not original issuance securities.

Exhibit
Number      Description
------      -----------
 23.1       Consent of Ernst & Young LLP.

 24.1       Powers of Attorney.


ITEM 9.  UNDERTAKINGS

         A.  Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-8,
--------  -------
paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.  Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                         ---- ----

         C.  Indemnification of Officers, Directors and Controlling Persons.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on December 3, 2001.

                                       PEDIATRIC SERVICES OF AMERICA, INC.

                                       (Registrant)

                                       By: /s/ Joseph D. Sansone
                                           -------------------------------------
                                           Joseph D. Sansone
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of December 3, 2001.

          Signature                                    Title
          ---------                                    -----

/s/ Joseph D. Sansone                        Chairman of the Board of
---------------------------                  Directors, President and
Joseph D. Sansone                            Chief Executive Officer
                                             (Principal Executive Officer)


/s/ James M. McNeill                         Senior Vice President,
---------------------------                  Chief Financial Officer,
James M. McNeill                             Secretary and Treasurer
                                             (Principal Financial and
                                             Accounting Officer)

         *                                   Director
---------------------------
Michael J. Finn

         *                                   Director
---------------------------
Robert P. Pinkas

         *                                   Director
---------------------------
Edward K. Wissing

         *                                   Director
---------------------------
Michael E. Axelrod

*By: /s/ James M. McNeill
     ----------------------
     James M. McNeill
     (Attorney in Fact)

                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------
 23.1       Consent of Ernst & Young LLP

 24.1       Powers of Attorney